Exhibit 1.2
Pricing Agreement
December 3, 2014

Goldman, Sachs & Co.
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

As Representatives of the several Underwriters
named in Schedule I hereto

Ladies and Gentlemen:
UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated December 3, 2014 (the “Agreement”), between the Company on the one hand and Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.
An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 4:15 p.m. (Eastern Time) on December 3, 2014 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated December 3, 2014 (including the Base Prospectus dated February 14, 2014), and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.
Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Paul Runice
Name: Paul Runice
Title: Vice President and Assistant Treasurer

By: GOLDMAN, SACHS & CO.
By:    /s/ Adam Greene
Name:    Adam Green
Title:    Vice President
By: J.P. MORGAN SECURITIES LLC
By:    /s/ Robert Bottamedi
Name:    Robert Bottamedi
Title:    Vice President
By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
By:    /s/ Douglas Muller
Name:    Douglas Muller
Title:    Managing Director
By: MORGAN STANLEY & CO. LLC
By:    /s/ Yurij Slyz
Name:    Yurij Slyz
Title:    Executive Director
As Representatives of the several Underwriters
named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of 2017 Notes	Principal Amount of 2019 Notes	Principal Amount of 2021 Notes
Goldman, Sachs & Co.	$136,875,000	$91,250,000	$136,875,000
J.P. Morgan Securities LLC	136,875,000	91,250,000	136,875,000
Merrill Lynch, Pierce, Fenner &Smith Incorporated	136,875,000	91,250,000	136,875,000
Morgan Stanley & Co. LLC	136,875,000	91,250,000	136,875,000
Barclays Capital Inc.	16,875,000	11,250,000	16,875,000
BNY Mellon Capital Markets, LLC	16,875,000	11,250,000	16,875,000
Citigroup Global Markets Inc.	16,875,000	11,250,000	16,875,000
Credit Suisse Securities (USA) LLC	16,875,000	11,250,000	16,875,000
Deutsche Bank Securities Inc.	16,875,000	11,250,000	16,875,000
RBS Securities Inc.	16,875,000	11,250,000	16,875,000
UBS Securities LLC	16,875,000	11,250,000	16,875,000
U.S. Bancorp Investments, Inc.	16,875,000	11,250,000	16,875,000
Wells Fargo Securities, LLC	16,875,000	11,250,000	16,875,000
BB&T Capital Markets, a division of BB&T Securities, LLC	5,625,000	3,750,000	5,625,000
BMO Capital Markets Corp.	5,625,000	3,750,000	5,625,000
Fifth Third Securities, Inc.	5,625,000	3,750,000	5,625,000
HSBC Securities (USA) Inc.	5,625,000	3,750,000	5,625,000
Itau BBA USA Securities, Inc.	5,625,000	3,750,000	5,625,000
KeyBanc Capital Markets Inc.	5,625,000	3,750,000	5,625,000
Loop Capital Markets LLC	5,625,000	3,750,000	5,625,000
PNC Capital Markets LLC	5,625,000	3,750,000	5,625,000
Regions Securities LLC	5,625,000	3,750,000	5,625,000
Total	$750,000,000	$500,000,000	$750,000,000

SCHEDULE II
Title of Designated Securities:
1.400% Notes Due December 15, 2017 (the “2017 Notes”)
2.300% Notes Due December 15, 2019 (the “2019 Notes”)
2.875% Notes Due December 15, 2021 (the “2021 Notes”)
Aggregate principal amount:
$750,000,000 for the 2017 Notes
$500,000,000 for the 2019 Notes
$750,000,000 for the 2021 Notes
Price to Public:
2017 Notes: 99.862% of the principal amount of the 2017 Notes, plus accrued interest, if any, from December 8, 2014.
2019 Notes: 99.821% of the principal amount of the 2019 Notes, plus accrued interest, if any, from December 8, 2014.
2021 Notes: 99.892% of the principal amount of the 2021 Notes, plus accrued interest, if any, from December 8, 2014.
Purchase Price by Underwriters:
2017 Notes: 99.612% of the principal amount of the 2017 Notes, plus accrued interest, if any, from December 8, 2014, if settlement occurs after that date.
2019 Notes: 99.471% of the principal amount of the 2019 Notes, plus accrued interest, if any, from December 8, 2014, if settlement occurs after that date.
2021 Notes: 99.492% of the principal amount of the 2021 Notes, plus accrued interest, if any, from December 8, 2014, if settlement occurs after that date.
Form of Designated Securities:
Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.
Specified funds for payment of purchase price:
Federal (same-day) funds
Time of Delivery:
9:00 a.m. (New York City time), December 8, 2014

Indenture:
Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.
Maturity:
2017 Notes: December 15, 2017
2019 Notes: December 15, 2019
2021 Notes: December 15, 2021
Interest Rate:
2017 Notes: 1.400%
2019 Notes: 2.300%
2021 Notes: 2.875%
Interest Payment Dates:
2017 Notes: June 15 and December 15, commencing June 15, 2015.
2019 Notes: June 15 and December 15, commencing June 15, 2015.
2021 Notes: June 15 and December 15, commencing June 15, 2015.
Optional Redemption:
The 2017 Notes, the 2019 Notes and the 2021 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes-Optional Redemption.”
Change of Control:
Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.
Sinking Fund Provisions:
No sinking fund provisions.
Defeasance Provisions:
Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:
December 8, 2014, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.
Names and Addresses of Representatives:
As to the 2017 Notes, the 2019 Notes and the 2021 Notes (and designated to act on behalf of the other Underwriters or other Representatives):
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attention: Prospectus Department

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate Desk - 3rd floor

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Attention: High Grade Debt Capital Markets Transaction Management/Legal

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attention: Investment Banking Division

SCHEDULE III
List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated December 3, 2014, relating to the 2017 Notes, the 2019 Notes and the 2021 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV
Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-193958
December 3, 2014

UNITEDHEALTH GROUP INCORPORATED
FINAL TERM SHEET
Dated December 3, 2014
$750,000,000 1.400% Notes due December 15, 2017 (“2017 Notes”)
$500,000,000 2.300% Notes due December 15, 2019 (“2019 Notes”)
$750,000,000 2.875% Notes due December 15, 2021 (“2021 Notes”)

Issuer:	UnitedHealth Group Incorporated
Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]
Note Type:	SEC Registered (No. 333-193958)
Trade Date:	December 3, 2014
Settlement Date (T+3):	December 8, 2014
Maturity Date:	December 15, 2017 (2017 Notes) December 15, 2019 (2019 Notes) December 15, 2021 (2021 Notes)
Principal Amount Offered:	$750,000,000 (2017 Notes) $500,000,000 (2019 Notes) $750,000,000 (2021 Notes)
Price to Public (Issue Price):	99.862% (2017 Notes) 99.821% (2019 Notes) 99.892% (2021 Notes)
Interest Rate:	1.400% (2017 Notes) 2.300% (2019 Notes) 2.875% (2021 Notes)
Interest Payment Dates:	June 15 and December 15, commencing June 15, 2015 (2017 Notes) June 15 and December 15, commencing June 15, 2015 (2019 Notes) June 15 and December 15, commencing June 15, 2015 (2021 Notes)
Benchmark:	T 0.875% due November 15, 2017 (2017 Notes) T 1.500% due November 30, 2019 (2019 Notes) T 1.875% due November 30, 2021 (2021 Notes)
Benchmark Price and Yield:	99-23+; 0.967% (2017 Notes) 99-15+; 1.608% (2019 Notes) 99-03+; 2.012% (2021 Notes)

Spread to Benchmark:	+48 basis points (2017 Notes) +73 basis points (2019 Notes) +88 basis points (2021 Notes)
Re-offer Yield:	1.447% (2017 Notes) 2.338% (2019 Notes) 2.892% (2021 Notes)
Optional Redemption Provisions:
Make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points. (2017 Notes)
Make-whole call at any time at a discount rate of U.S. Treasury plus 12.5 basis points. (2019 Notes)
Make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points. (2021 Notes)

Change of Control:
If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

CUSIP / ISIN:	91324P CF7 / US91324PCF71 (2017 Notes) 91324P CG5 / US91324PCG54 (2019 Notes) 91324P CH3 / US91324PCH38 (2021 Notes)
Joint Book-Running Managers:	Goldman, Sachs & Co. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC
Senior Co-Managers:
Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
RBS Securities Inc.
UBS Securities LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Co-Managers:
BB&T Capital Markets, a division of BB&T Securities, LLC
BMO Capital Markets Corp.
Fifth Third Securities, Inc.
HSBC Securities (USA) Inc.
Itau BBA USA Securities, Inc.
KeyBanc Capital Markets Inc.
Loop Capital Markets LLC
PNC Capital Markets LLC
Regions Securities LLC

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.
* * *
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. at 1-866-471-2526, J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or Morgan Stanley & Co. LLC at 1-866-718-1649.
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